UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 16, 2006

(Date of earliest event reported)

ICOS Corporation

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-19171	91-1463450
(Commission File Number)	(IRS Employer Identification No.)

22021 – 20th Avenue S.E., Bothell, WA	98021
(Address of Principal Executive Offices)	(Zip Code)

(425) 485-1900

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 16, 2006, ICOS Corporation, a Washington corporation (“ICOS”), Eli Lilly and Company, an Indiana corporation (“Eli Lilly”), and Tour Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Eli Lilly (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Eli Lilly will acquire all of the outstanding stock of ICOS for a purchase price of $32 per share in cash, without interest (the “Merger Consideration”), and Merger Sub will merge with and into ICOS (the “Merger”) with ICOS continuing as the surviving corporation and a wholly-owned subsidiary of Eli Lilly. The completion of the Merger is subject to customary conditions, including the approval of ICOS’ shareholders, the absence of any material adverse effect on ICOS’ business and applicable regulatory approvals.

In connection with the Merger, each issued and outstanding share of ICOS common stock will be converted into the right to receive the Merger Consideration. Each option to purchase ICOS common stock that is outstanding and unexercised immediately prior to the effective time of the merger will be canceled and the holder will be entitled to receive an amount of cash (without interest) equal to the product of (i) the number of shares of ICOS common stock underlying such option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of ICOS common stock underlying such option, less applicable taxes. In addition, each ICOS restricted stock unit that is outstanding immediately prior to the effective time of the Merger shall be canceled and the holder will be entitled to receive an amount of cash (without interest) equal to the product of (i) the total number of ICOS common shares underlying such restricted stock unit and (ii) the Merger Consideration, less applicable withholding taxes.

On October 16, 2006, ICOS and Mellon Investor Services LLC, as Rights Agent, entered into a second amendment (the “Rights Agreement Amendment No. 2”) to ICOS’ Rights Agreement dated August 9, 2002 (the “Rights Agreement”), as amended by Amendment No. 1 to Rights Agreement dated September 26, 2005. The effect of the Rights Agreement Amendment No. 2 is to permit the execution of the Merger Agreement and the performance and consummation of the transactions contemplated by the Merger Agreement, including the Merger, without triggering the separation or exercise of the Rights (as defined in the Rights Agreement) or any adverse event under the Rights Agreement.

The foregoing descriptions of the Merger Agreement and the Rights Agreement Amendment No. 2 are qualified in their entirety by reference to the Merger Agreement and the Rights Agreement Amendment No. 2 attached as Exhibits 2.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. A copy of the ICOS press release relating to the Merger is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about ICOS or Eli Lilly. The Merger Agreement contains representations and warranties of each of ICOS, Eli Lilly and Merger Sub made to the other parties to the Merger Agreement. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 3.03 Material Modification to Rights of Security Holders.

See disclosure under Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of October 16, 2006, by and among Eli Lilly and Company, ICOS Merger Sub, Inc., and ICOS Corporation.

4.1	Amendment No. 2 to Rights Agreement, dated as of October 16, 2006 by and between ICOS Corporation and Mellon Investor Services LLC.

99.1	Press release issued by ICOS Corporation on October 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOS CORPORATION

Date: October 17, 2006	By:	/s/ Michael A. Stein
Michael A. Stein Senior Vice President and Chief Financial Officer